Exhibit 1.1

RJD GREEN, INC. SUBSCRIPTION AGREEMENT

Gentlemen:

The Investor named below, by payment of the purchase price for such Common Shares, by the delivery of a check payable to RJD GREEN, hereby subscribes for the purchase of the number of Common Shares indicated below of RJD Green, at a purchase of $0.10 per Share as set forth in the Prospectus.

By such payment, the named Investor further acknowledges receipt of the Prospectus and the Subscription Agreement, the terms of which govern the investment in the Common Shares being subscribed for hereby.

A.  INVESTMENT:     (1)                Number of Shares __________________________________________

                                      (2)                 Total Contribution ($0.10/Share) $______________________________

                                                            Date of Investor's check  ___________

B.  REGISTRATION:
                                      (3)                 Registered owner: __________________________________________

                                                            Co-Owner: _______________________________________________

                                      (4)                 Mailing address: ___________________________________________

                                                           City, State & zip: ___________________________________________

                                      (5)                 Residence Address (if different from above):

                                      (6)                 Birth Date:      ______/______/______

                                      (7)                 Employee or Affiliate: Yes ______  No __________________________

                                      (8)                 Social Security: #: ______/______/______

                                                           U.S. Citizen [ ]          Other [ ]

                                                           Co-Owner Social Security:

                                                           #: ______/______/______

                                                           U.S. Citizen [ ]          Other [ ]

                                                           Corporate or Custodial:

                                                           Taxpayer ID #: ______/______/______

                                                            U.S. Citizen [ ]          Other [ ]

                                      (9)                Telephone (H) (     ) _________________________________________

C.  OWNERSHIP                   [ ]       Individual Ownership                                       [ ]    IRA or Keogh

                                                 [ ]       Joint Tenants with Rights of Survivorship

                                                 [ ]       Trust/Date Trust Established_______________

                                                 [ ]       Pension/Trust (S.E.P.)

                                                 [ ]       Tenants in Common                                          [ ]    Tenants by the
                                                                                                                                                 Entirety

                                                 [ ]       Corporate Ownership                                        [ ]    Partnership

                                                 [ ]       Other_____________________

D.  SIGNATURES

Registered Owner: _____________________________

Co-Owner:         _____________________________

Print Name of Custodian or Trustee: ______________________________________________________

Authorized Signature: _____________________________

Date: _____________________

Signature: ___________________________________

MAIL TO:

                                                                                                              RJD Green, Inc.
                                                                                            1560-1 Newbury Rd. #514
                                                                                             Newbury Park, CA 91324
_________________________________________________________________________________
FOR OFFICE USE ONLY:

Date Received: ________________________________________________

Date Accepted/Rejected ________________________________________

Subscriber's Check Amount: _______________________

Check No. ___________________ Date Check ________________

Deposited ________________________________

MR #________________

__________________________________________________________________________________

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this prospectus is current only as of the date of this prospectus.